EXHIBIT 99

FOR IMMEDIATE RELEASE


                        ITLA CAPITAL CORPORATION APPOINTS
                           TWO KEY FINANCIAL OFFICERS
                 TIMOTHY DOYLE BECOMES CHIEF FINANCIAL OFFICER,
                          DON NICKBARG NAMED TREASURER

     La Jolla, Calif. (May 5, 2000) -- ITLA Capital Corporation (NASDAQ-ITLA) today announced the appointment of Timothy M. Doyle as its new Chief Financial Officer and Don Nickbarg as Treasurer. The move is part of a succession plan following the resignation of Chief Financial Officer Michael A. Sicuro, who has accepted a similar post with a local technology company.

     ITLA Capital Corporation President and Chief Executive Officer George W. Haligowski stated that: "Michael has made significant contributions to the Company's successes over the last four years. We wish him well in his future endeavors in the technology arena."

     Sicuro commented: "I have been honored and privileged to have worked with George and the entire ITLA team over the last four years and will continue to be a strong supporter of the Company and its mission."

     Haligowski continued: "Tim Doyle has been a solid member of our management team since 1996 and has over 20 years of experience as a finance professional. His expertise in budget administration and efficiencies will continue to set the course for the company's operations and assure a smooth transition."

     Assisting Doyle and reporting directly to Haligowski, Nickbarg brings 25 years of global finance experience to the ITLA team. "In his post as Treasurer, Nickbarg's blue chip background in treasury functions and international investment banking will be a tremendous asset to the Company," said Haligowski.

     Doyle has been Managing Director and Chief Administrative Officer since joining ITLA in 1996 and has been active in the Company's capital markets activities. Prior to joining ITLA, Doyle was the Controller and Director of Operations at Northeastern Plastics in New York (1995-1996), Assistant Controller of Alpha Wire Corporation (1992-1994), and as Vice President and Chief Financial Officer of Halivest International (1989-1991). Prior to that, Doyle was the Chief Financial Officer of the Shepaug Corporation in New York (1982-1988), and he was a certified public accountant with a New York-based accounting and tax firm (1979-1982).


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     Nickbarg  joined ITLA in 1998 and most recently  served as Deputy  Managing
Director of new business development. Prior to joining ITLA, he spent eight years in New York, working as a consultant with Centennial International LLC (1996-1998), as CFO for AIOC Corp. (1994-1996), and as Vice President and Team Leader at Chase Manhattan Bank (1990-1994). His international resume includes four years in London as Vice President and Treasurer of Drexel Burnham Lambert Holdings, Ltd. (1986-1990) and six years as Vice President of the Hong Kong and Shanghai Banking Corp. Marine Midland Bank in Singapore, London and New York.

     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward looking statements. The Company does not undertake and specifically disclaims any obligation, to revise any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's actual results for 2000 and beyond to differ materially from those expressed in any forward looking statements by, or on behalf of, the Company.

     ITLA Capital Corporation and its subsidiaries is the largest financial services company headquartered in San Diego County and is the parent company of Imperial Capital Bank which has offices in California and Nevada, ITLA Commercial Securitization Corporation (the REIT), ITLA Funding Corporation and ITLA Commercial Investment Corporation.

     For additional information, contact Timothy M. Doyle, Managing Director and Chief Financial Officer at (858) 551-0511.